Exhibit 3.299

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     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PRHC-ALABAMA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 2001, AT 11 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2001, AT 12 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 1:02 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PRHC-ALABAMA, LLC”.

3437391 8100H 110292789	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620207 DATE: 03-14-11
You may verify this certificate online
at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION
OF
PRHC-ALABAMA, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act, the undersigned, desiring to form a limited liability company, does hereby certify as follows:
1.	The name of the limited liability company is PRHC-Alabama, LLC (the “LLC”).
2.	The address of the LLC’s registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of the registered agent is National Registered Agents, Inc.
3.	As set forth in the Limited Liability Company Agreement of the LLC, the Member of the LLC has delegated certain rights and duties to the Board of Representatives.
4.	This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this, 18th day of September, 2001.

PRHC-ALABAMA, LLC
/s/ Brian R. Browder
Brian R. Browder, Organizer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 09/19/2001
010463096 — 3437391

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 10/24/2001
010532669 — 3437391
CERTIFICATE OF MERGER
MERGING
PRHC-ALABAMA, INC.
(an Alabama corporation)
WITH AND INTO
PRHC-ALABAMA, LLC
(a Delaware limited liability company)
          Pursuant to Section 18-209 the Delaware Limited Liability Company Act and Sections 10-2B-11.01 and 10-2B-11.05 of the Code of Alabama 1975, PRHC-Alabama, LLC, a Delaware limited liability company (the “LLC”), and PRHC-Alabama, Inc., an Alabama corporation (the “Corporation”), hereby adopt the following Certificate of Merger:
          1. The Agreement and Plan of Merger (the “Plan”), attached hereto as Exhibit A and incorporated herein by reference, has been approved and executed by both the Corporation and the LLC.
          2. The surviving entity is PRHC-Alabama, LLC (the “Surviving Entity”).
          3. The Plan shall become effective at 12:01 a.m. on October 24, 2001 (the “Effective Time”).
          4. The Plan is on file at the Surviving Entity’s principal office, 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027.
          5. The Plan will be furnished by the Surviving Entity, on request and without cost, to any shareholder of the Corporation.
[Signature page follows]

          IN WITNESS WHEREOF, each of the undersigned has duly caused this Certificate of Merger to be executed by their respective duly authorized officers as of this 22nd day of October, 2001.

PRHC-ALABAMA, INC.

By: Title:	/s/ Tom Anderson Vice President
Tom Anderson

PRHC-ALABAMA, LLC

By: Title:	/s/ Tom Anderson Vice President Manager
Tom Anderson

EXHIBIT A

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER, dated as of October 22, 2001 (this “Agreement”), is by and between PRHC-Alabama, Inc., an Alabama corporation (the “Corporation”) whose sole shareholder is Province Healthcare Company, a Delaware corporation (“Province”), and PRHC-Alabama, LLC, a Delaware limited liability company (the “LLC”) whose sole member is Province.
RECITALS:
     WHEREAS, Province, as sole shareholder of the Corporation, and the board of directors of the Corporation have determined that it is in the best interest of the Corporation to consummate the business combination transaction provided for herein in which the Corporation will merge with and into the LLC, subject to the terms and conditions set forth herein (the “Merger”);
     WHEREAS, Province, as sole member of the LLC, and the board of representatives of the LLC have determined that it is in the best interest of the LLC to consummate the Merger;
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Corporation and the LLC agree as follows:
ARTICLE 1
THE MERGER
     1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Alabama Business Corporation Act and the Delaware Limited Liability Company Act (the “DELLCA”), at the Effective Time (as defined in Section 1.2 hereof), the Corporation shall merge with and into the LLC. The LLC shall be the surviving entity (the “Surviving Entity”) in the Merger and shall continue its limited liability company existence under the laws of the State of Delaware. The address of the Surviving Entity’s principal place of business is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027. Upon consummation of the Merger, the separate corporate existence of the Corporation shall terminate. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DELLCA.
     1.2. Effective Time. The Merger shall become effective at 12:01 a.m. on October 24, 2001 (the “Effective Time”), as set forth in the certificate of merger which shall be filed with the Secretary of State of the State of Delaware and the articles of merger which shall be filed with the Secretary of State of the State of Alabama.

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ARTICLE 2
EXCHANGE OF SHARES
     2.1 Effects of the Merger on Securities of the LLC. As of the Effective Time, each unit of membership interest of the LLC issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall continue to represent one unit (“Unit”) of membership interest of the Surviving Entity.
     2.2 Effects of the Merger on Securities of the Corporation. At the Effective Time, each share of the common stock, par value $.01 per share, of the Corporation (“Corporation Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of this Agreement and without any further action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.
ARTICLE 3
EFFECTS OF THE MERGER
     3.1. Certificate of Formation. At the Effective Time, the Certificate of Formation of the LLC as in effect at the Effective Time shall be the Certificate of Formation of the Surviving Entity (the “Surviving Entity Certificate”).
     3.2. Limited Liability Company Agreement. At the Effective Time, the Limited Liability Company Agreement of the LLC as in effect at the Effective Time shall be the limited liability company agreement of the Surviving Entity (the “Surviving Entity LLC Agreement”) until thereafter amended in accordance with applicable law and the Surviving Entity Certificate.
     3.3. Representatives and Managers. The representatives and managers of the LLC immediately prior to the Effective Time shall be the representatives and managers of the Surviving Entity, each to hold office in accordance with the Surviving Entity LLC Agreement until their respective successors are duly elected or appointed and qualified.
[Signature page follows]

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     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PRHC-ALABAMA, INC.

By:	/s/ Tom Anderson
Title: Vice President
Tom Anderson

PRHC-ALABAMA, LLC

By:	/s/ Tom Anderson

Title:	Vice President Manager
Tom Anderson

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CERTIFICATE OF AMENDMENT
OF
PRHC-ALABAMA, LLC
     1. The name of the limited liability company is PRHC-ALABAMA, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
          Article 2 should be removed in its entirety and replaced with the following:
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PRHC-ALABAMA, LLC this 1st day of July, 2005.

PRHC-ALABAMA, LLC
By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:32 PM 07/13/2005
FILED 01:02 PM 07/13/2005
SRV 050579001 - 3437391 FILE